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As filed with the Securities and Exchange Commission on January 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	2673 (Primary Standard Industrial Classification Code Number)	98-0420726 (I.R.S. Employer Identification No.)

1601 West LBJ Freeway
Dallas, TX 75234-6034
(972) 443-4000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Secretary
550 U.S. Highway 202/206
Bedminster, NJ 07921-1590
(908) 901-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement is declared effective.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Convertible Perpetual Preferred Stock, par value $.01 per share	1,600,000 shares	$25.00	$40,000,000	$4,708

Series A Common Stock, par value $.0001 per share(2)	—	—	—	—

Total			$40,000,000	$4,708

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
Includes shares of our Series A common stock that are issuable upon conversion or exchange of the convertible perpetual preferred stock registered hereby or otherwise issuable pursuant to the terms thereof. Pursuant to Rule 416 under the Securities Act the number of shares registered includes an indeterminate number of shares of our Series A common stock issuable upon conversion or exchange of the convertible perpetual preferred stock, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions. We will not receive additional consideration in connection with the conversion into or exchange for our Series A common stock by the holders of the convertible perpetual preferred stock, and therefore, no registration fee is required pursuant to Rule 457(i) for such shares of our Series A common stock registered hereby.

EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"), and includes the registration statement facing page, this page, the signature page, an exhibit index and the report on financial statement schedule and consent of independent registered public accounting firm. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-120187) of Celanese Corporation, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Celanese Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 20, 2005.

CELANESE CORPORATION
By:	/s/ CORLISS J. NELSON Name: Corliss J. Nelson Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2005.

Signature	Title

/s/ DAVID N. WEIDMAN David N. Weidman	Chief Executive Officer (Principal Executive Officer), Director
/s/ CORLISS J. NELSON Corliss J. Nelson	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
/s/ CHINH E. CHU Chinh E. Chu	Chairman of the Board of Directors
* James Barlett	Director
* William H. Joyce	Director
* Anjan Mukherjee	Director
* Paul H. O'Neill	Director
* Hanns Ostmeier	Director
* James A. Quella	Director
* Daniel S. Sanders	Director
*By:	/s/ CORLISS J. NELSON Corliss J. Nelson Attorney-in-Fact

EXHIBITS

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-120187 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith.

Exhibit Number	Description of Document
23.2	Report and consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

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EXPLANATORY NOTE
SIGNATURES
EXHIBITS